UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)  December 31, 2008
                                            -----------------


                        Commission File Number 333-138989

                              SEA 2 SKY CORPORATION
             (Exact name of registrant as specified in its charter)

               Nevada                                       98-0479847
-------------------------------------              -----------------------------
   State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization                        Identification No.)

              4430 - 33 Street. Edmonton, Alberta, Canada, T6T 1E9
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (780) 686-1304

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2008, the Board of Directors (the `Board') of Sea 2 Sky Corporation (the `Company') appointed Mr. Douglas Robertson and Mr. Henry James to the Board of the Company.

Mr. Henry James is a senior tribal member of the Lummi Nation, USA. Having served in the US military and discharged in 1957, Mr. James is a service disabled veteran. Residing in Lummi Nation, Mr. James operates James Trading Corporation (JTC) targeting government procurement via its SDVOB, in a HUB and Free Trade Zone status. A successful builder and developer, Mr. James operates an international trading company utilizing his special access designations for US government contracting pursuing a need to produce environmentally wise energy, Mr. James being a Native Entrepreneur intends to work with First Nations and indigenous communities in Canada, the US and abroad to develop and use of Biomass pellets.

Mr. Doug Robertson, a designated Project Management Professional (PMP), has extensive experience in the resource procurement and harvesting of international log imports and exports, and financing and construction of foreign wood product manufacturing facilities. Since 1998 (to the present) Mr. Robertson has been an independent Consultant. He has consulted to an American Tribal Economic Development Department. He is also a published author of forest resource issues in British Columbia.

Mr. Robertson is experienced in working with American Indians and Canadian First Nations forest practices to help First Nations and Indigenous peoples deploy their biomass fiber inventories in a world that needs environmentally smart uses of biomass energy.




SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:    January 26, 2009

SEA 2 SKY CORPORATION



By:
Name:  Irene Getty
Title:   Chief Executive Officer